EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-42629) of SBE, Inc. of our report dated January 13, 2003, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10K.


/s/PricewaterhouseCoopers LLP

San Francisco, California
January 24, 2003